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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-167837 on Form S-3ASR, No. 333-91577 on Form S-4 and Nos. 333-43787, 333-89008, 333-95901, 333-105938, 333-118322, 333-120395, 333-126982, 333-130270, 333-138716, 333-147995, 333-155304, and 333-165261 on Form S-8 of our report dated March 1, 2013, relating to the financial statements of Iron Mountain Incorporated (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Iron Mountain Incorporated for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 1, 2013

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  Exhibit 23.1